UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 16, 2011
Date of Report (Date of earliest event reported)
ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32740 (Commission File Number)	30-0108820 (IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     Energy Transfer Equity, L.P. (the “Partnership”) and Southern Union Company (“SUG”) issued a joint press release announcing that the two companies have entered into a definitive merger agreement pursuant to which the Partnership will acquire SUG for $7.9 billion, including approximately $3.7 billion of existing SUG debt. Under the terms of the merger agreement, SUG stockholders will exchange their common shares for newly issued Series B Units of the Partnership with a value of $33.00 per share, or approximately $4.2 billion. The Partnership and SUG also made a joint investor presentation concerning the merger.
     Copies of the joint press release and the investor presentation are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. Interested parties can also review the investor presentation by visiting our web site at: http://www.energytransfer.com under “Presentations.”
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Events.
     To the extent required, the information included in Item 7.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
Exhibit 99.1	Energy Transfer Equity, L.P. Press Release dated June 16, 2011.

Exhibit 99.2	Investor Presentation dated June 16, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
	By:	LE GP, LLC, its general partner

Date: June 16, 2011	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
Exhibit 99.1	Energy Transfer Equity, L.P. Press Release, dated June 16, 2011.

Exhibit 99.2	Investor Presentation dated June 16, 2011.